SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549


                                  Amendment Two
                                       to
                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  event  reported)     May  26,  2000

                               CyPost Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                                              98-0178674
---------------------------------                                    -----------
(State or other jurisdiction                                       (IRS Employer
of incorporation or organization)                            Identification No.)


900-1281  West Georgia Street, Vancouver, British Columbia              V6E  3J7
--------------------------------------------------------------------------------
(Address  of  Principal  Executive  Offices)                         (Zip  Code)


                               (604) 904-4422
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

Pursuant to a share purchase agreement (the "Acquisition Agreement") executed on January 26, 2000 and closed on February 23, 2000, Cypost Corporation ("Cypost") acquired all the issued and outstanding shares of Playa Corporation ("Playa") from the following shareholders of Playa: Hirofumi Watanabe, Susumu Kohda, Sagin Venture Capital Co., Ltd., and Hiroshi Mitani. The total purchase price for all of the shares of Playa was US$3,000,000 consisting of US$300,000 paid in cash and the balance paid by the issuance of 785,455 common shares of Cypost at a deemed value of US$2,700,000.

The purchase consideration was established by negotiation. Funds for the purchase of Playa was obtained from working capital.

Playa is the developers of YABUMI instant electronic messaging and e-greeting technologies. YABUMI is based in Japan and has an existing customer base of 85,000 users.



ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(a)     Financial  States  of  Businesses  Acquired

The audited financial statements for the years ended October 31, 1999 and 1998 of Playa have been filed with this Form 8-K.

(b)     Pro  Forma  Financial  Information

Pro forma financial information has been filed with this Amended Form 8K.


(c)     Exhibits

A  copy  of  the  Acquisition  Agreement  is  attached  as  an  Exhibit.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CyPost  Corporation
(Registrant)

Date:  August 25,  2000                    /s/  Robert  Sendoh
                                           -----------------------------
                                                Robert  Sendoh, Chairman



     AUDITED  FINANCIAL  STATEMENTS

     PLAYA  CORPORATION

     OCTOBER  31,  1999  AND  1998


                                Playa Corporation

                          Audited Financial Statements

                            October 31, 1999 and 1998


                                    CONTENTS


Report  of  Independent  Auditors                                      1

Audited  Financial  Statements

Balance  Sheets                                                        2
Statements  of  Operations  and  Retained  Earnings  -  Deficit        4
Statements  of  Cash  Flows                                            5
Notes  to  Financial  Statements                                       6

                                                                       2
Report  of  Independent  Auditors


The  Board  of  Directors
Playa  Corporation


We have audited the accompanying balance sheets of Playa Corporation as of October 31, 1999 and 1998, and the related statements of operations and retained earnings-deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Playa Corporation at October 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Playa Corporation will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring net losses and has a working capital deficiency and a deficiency in assets. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

We have also reviewed the translations of the statements mentioned above into U.S. dollars on the basis described in Note 1. In our opinion, these statements have been translated on such basis.

Century  Ota  Showa  &  Co.  -  Ernst  &  Young  International
Chiyoda-ku
Tokyo,  Japan
April  21,  2000


Playa  Corporation

Balance  Sheets


                                                OCTOBER 31,                    OCTOBER 31,
                                                   1999           1998            1999
                                                   (Yen)                     (U.S. dollars)
                                                                                (Note 1)
ASSETS
Current assets:
Cash (Note 8)                                  \  5,365,527   \  2,087,171   $       51,100
Trade receivables:
Notes (Note 8)                                    3,150,000        630,000           30,000
Accounts (Note 8)                                   679,666      5,052,042            6,473
                                                  3,829,666      5,682,042           36,473

Due from related parties (Note 3)                 6,117,502      2,656,399           58,262
Less:  Allowance for doubtful accounts           (2,656,399)    (2,656,399)         (25,299)
(Note 3)
                                                  3,461,103              0           32,963

Prepaid expenses and other current assets           947,639        911,211            9,025
Total current assets                             13,603,935      8,680,424          129,561
                                                  9,398,602     10,750,512           89,511
Equipment and an automobile, at cost (Note 7)
Less:  Accumulated depreciation                  (6,015,996)    (5,699,662)         (57,295)
(Note 7)
Equipment and an automobile, net (Note 7)         3,382,606      5,050,850           32,216
                                                  2,147,053      2,217,053           20,448
Other assets

                                                \19,133,594    \15,948,327   $      182,225

                                                 OCTOBER 31,      OCTOBER 31,
                                                    1999             1998           1999
                                                    (Yen)       (U.S. dollars)
                                                                   (Note 1)
LIABILITIES AND DEFICIENCY IN ASSETS
Current liabilities:
Short-term loans (Notes 4 and 8)               \   64,500,000    \ 38,800,000   $   614,286
Current portion of long-term debt (Notes 4          6,000,000       3,996,000        57,143
and 8)
Trade accounts payable                                      -          63,000             -
Accounts payable - other                            7,921,429       7,669,350        75,442
Due to a related party (Note 3)                     1,128,093         125,090        10,744
Obligations under capital leases                      179,906         552,560         1,713
(Note 7)
Accrued income taxes                                  140,000         140,000         1,333
Other current liabilities                           2,480,813       2,093,261        23,627
Total current liabilities                          82,350,241      53,439,261       784,288

Due to a related party (Note 3)                       144,486         914,337         1,376
Long-term debt (Notes 4, 8 and 9)                  38,821,000      36,411,000       369,724
Obligations under capital leases                            -         179,906             -
(Note 7)
                                                   38,965,486      37,505,243       371,100

Contingencies and commitments
(Note 7)

Deficiency in assets (Notes 2 and 9):
Common stock,  50,000 par value:
Authorized -- 800 shares
Issued and outstanding -- 200 shares in 1999       10,000,000      10,000,000        95,238
and 1998
Retained earnings - deficit (Note 2)             (112,182,133)    (84,996,177)   (1,068,401)
Net deficiency in assets                         (102,182,133)    (74,996,177)     (973,163)
                                               \   19,133,594    \ 15,948,327   $   182,225


Playa  Corporation

Statements  of  Operations  and  Retained  Earnings  -  Deficit


                                                 YEAR ENDED OCTOBER 31,    YEAR ENDED OCTOBER 31,
                                                    1999            1998            1999
                                                    (Yen)                      (U.S. dollars)
                                                                                  (Note 1)
Revenues:
Net sales (Note 3)                             \   47,375,029   \ 32,189,491   $      451,191
Interest and other income                              38,960         25,904              371
                                                   47,413,989     32,215,395          451,562
Cost and expenses:
Cost of sales                                       4,834,870      6,732,714           46,047
Selling, general and administrative expenses       66,057,831     40,963,301          629,122
(Notes 3, 5 and 7)
Interest                                            2,992,698      3,314,363           28,502
Miscellaneous                                         574,546        203,668            5,472
                                                   74,459,945     51,214,046          709,143
Loss before income taxes                          (27,045,956)   (18,998,651)        (257,581)
Income taxes (Note 6)                                 140,000        162,600            1,333
Net loss (Note 2)                                 (27,185,956)   (19,161,251)        (258,914)
Retained earnings - deficit at beginning of       (84,996,177)   (65,834,926)        (809,487)
the year (Note 2)

Retained earnings - deficit at end of           \(112,182,133)  \(84,996,177)  $   (1,068,401)
the year (Note 2)

See  accompanying  notes  to  financial  statements.


Playa  Corporation

Statements  of  Cash  Flows


                                                                                      YEAR ENDED
                                                        YEAR ENDED OCTOBER 31,        OCTOBER 31,
                                                         1999            1998            1999
                                                        (Yen)                       (U.S. dollars)
                                                                                    (Note 1)

OPERATING ACTIVITIES
Net loss                                             \(27,185,956)   \(19,161,251)  $     (258,914)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization                           1,891,334       2,122,975           18,013
Loss on disposal of an automobile, net                          -         112,668                -
Provision for allowance for doubtful accounts                   -         672,000                -
Changes in operating assets and liabilities:
Trade receivables                                       1,852,376       2,006,539           17,642
Due from related parties                               (3,461,103)       (634,500)         (32,963)
Prepaid expenses and other current assets                 (36,428)         68,313             (347)
Trade accounts payable                                    (63,000)       (908,688)            (600)
Accounts payable-other                                    252,079        (493,282)           2,401
Due to a related party                                  1,003,003         125,090            9,552
Accrued income taxes                                            -        (140,200)               -
Other current liabilities                                 387,552         192,760            3,691
Net cash used in operating activities                 (25,360,143)    (16,037,576)        (241,525)
INVESTING ACTIVITIES
Purchases of equipment and an automobile                 (153,090)     (5,402,231)          (1,458)
Proceeds from disposal of an automobile                         -         246,219                -
Increase in other assets                                        -        (571,667)               -
Net cash used in investing activities                    (153,090)     (5,727,679)          (1,458)
FINANCING ACTIVITIES
Proceeds from long-term loans from banks               13,174,486      21,096,267          125,471
and a related party
Repayment of long-term loans from banks                (9,530,337)    (17,914,930)         (90,765)
and a related party
Proceeds from issuance of bonds with detachable                 -      20,000,000                -
warrants
Increase (decrease) in short-term loans                25,700,000        (868,000)         244,762
Principal payments under capital lease obligation        (552,560)       (679,747)          (5,263)
Net cash provided by financing activities              28,791,589      21,633,590          274,205
Net increase (decrease) in cash                         3,278,356        (131,665)          31,222
Cash at beginning of the year                           2,087,171       2,218,836           19,878
Cash at end of the year                             \   5,365,527   \   2,087,171   $       51,100
SUPPLEMENTARY INFORMATION:
Interest paid during the year                       \   2,894,036   \   3,225,157   $       27,562
Income taxes                                              140,000         302,800            1,333

October  31,  1999  and  1998


NOTE  1.  SIGNIFICANT  ACCOUNTING  POLICIES

GENERAL

Playa Corporation (the "Company"), a corporation established under the Commercial Code of Japan, engages in design, construction and maintenance of IT network system and development of IT systems. Substantially all the Company's notes and accounts receivable are due from companies in various industries located throughout Japan.

Credit is extended, in general, based on past business experience and on an evaluation of the customers' financial condition, and collateral is generally not required. Credit losses are provided for in the financial statements and have consistently been within management's expectations.

BASIS  OF  FINANCIAL  STATEMENTS

The Company maintains its official accounting records and prepares its financial statements for domestic purposes in accordance with accounting practices generally accepted in Japan. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States and differ from those issued for domestic purposes in Japan. Accordingly, these financial statements reflect certain adjustments not recorded in the Company's official accounting records which are explained.

All amounts in the accompanying financial statements are stated inclusive of consumption tax.

U.S.  DOLLAR  TRANSLATION

The accompanying financial statements are stated in yen, the currency of the country in which the Company is incorporated and operates. The U.S. dollar amounts with respect to the year ended October 31, 1999 are presented solely for the convenience of readers outside Japan. Translation of yen financial statements into U.S. dollar amounts has been made at 105 = U.S.$1.00, the exchange rate prevailing on October 31, 1999. This translation should not be construed as a representation that yen could be converted into U.S. dollars at the above or any other rate.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions which affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates.

EQUIPMENT  AND  AN  AUTOMOBILE

Equipment and an automobile are stated on the basis of cost. Depreciation is computed by the declining-balance method over the estimated useful lives of the respective assets.

SEVERANCE  BENEFITS

The Company has no severance benefit plan for employees and directors. Employees are covered by a governmental severance benefit plan and the Company pays contributions to it, which are charged to income as incurred. No cost or expense would be incurred further to this contribution.

SELLING AND MARKETING COSTS

Selling and marketing costs are expensed as incurred. These costs are reported under selling, general and administrative expenses on the statement of operations.


NOTE  2.  GOING  CONCERN  MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended October 31, 1999 and 1998, the Company incurred a net loss of \27,185,956 ($258,914) and \19,161,251, respectively.
The Company also recorded a deficiency in assets of \102,182,133 ($973,163) and \74,996,177 at October 31, 1999 and 1998, respectively. These factors indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

Management's plans to continue the Company as a going concern include expanding its instant messaging system software, YABUMI, and integrating certain programs and marketing that CyPost Corporation (See Note 9) offers. The Company is also pursuing additional financing.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going-concern".

NOTE  3.  TRANSACTIONS  WITH  RELATED  PARTIES

Transactions with related parties for the years ended October 31, 1999 and 1998 were as follows:

                                      1999         1998           1999
                                      (Yen)                  (U.S. dollars)
Net sales:
2-Bytes Culture Systems Inc.                 -   \3,603,610                -

Operating expenses reimbursed to:
2-Bytes Culture Systems Inc.        \1,003,003  \   125,090  $         9,552

NOTE  3.  TRANSACTIONS  WITH  RELATED  PARTIES  (CONTINUED)

Balances due from and to affiliates at October 31, 1999 and 1998 were as follows:

                                     1999             1998              1999
                                    (Yen)                          (U.S. dollars)
Due from:
Digital Video K.K.               \ 1,984,399         \ 1,984,399   $       18,899
2-Bytes Culture Systems Inc.         672,000             672,000            6,400
                                   2,656,399           2,656,399           25,299
Allowance for doubtful accounts   (2,656,399)         (2,656,399)         (25,299)
                                           0                   0                0
Short-term loan to a director      3,461,103                   -           32,963
                                 \ 3,461,103   \               0   $       32,963

Due to:
2-Bytes Culture Systems Inc.     \ 1,128,093        \    125,090   $       10,744
Long-term loan from a director       144,486             914,337            1,376
                                 \ 1,272,579         \ 1,039,427   $       12,120

A valuation allowance for the full amount of our receivables from Digital Video K.K. and 2-Bytes Culture Systems Inc. have been established because management estimates that these amounts are not collectible.

Mr. Susumu Koda, a director of the Company, is concurrently a shareholder and a director of Digital Video K.K. Mr. Aaron Huang, a director of the Company, is concurrently a shareholder and a director of 2-Bytes Culture Systems Inc.

Short-term loans to and from a director represent those to and from Mr. Hirofumi Watanabe, the representative director of the Company. These loans are interest free. The Company has not prepared collection or repayment schedules for these loans.


NOTE  4.  SHORT-TERM  LOANS  AND  LONG-TERM  DEBT

Short-term loans consisted of those from a bank, an affiliate of a bank and an individual person. Short-term loans from a bank amounted to \12,500,000
($119,048)  and  \8,800,000  at  October  31,  1999  and  1998,  respectively.
Short-term loans from a bank are secured by property owned by Mr. Watanabe and his relatives and guaranteed by the Pretuctural government of Saga at rates ranging from 2.0% to 3.0% and 2.0% to 2.6% at October 31, 1999 and 1998, respectively.

A short-term loan from an affiliate of a bank amounted to \30,000,000 ($285,714) at October 31, 1999 and 1998. It was guaranteed by Mr. Watanabe with an interest rate of 4.0% at October 31, 1999 and 1998.

A short-term loan from an individual person amounted to \22,000,000 ($209,524) at October 31, 1999. It was guaranteed by Mr. Watanabewith an interest rate of 3.0% at October 31, 1999.

NOTE  4.  SHORT-TERM  LOANS  AND  LONG-TERM  DEBT  (CONTINUED)

Long-term debt at October 31, 1999 and 1998 consisted of the following. All debt is guaranteed:

                                                    1999          1998           1999
                                                   (Yen)                    (U.S. dollars)
Loans from banks at rates ranging from 2.5%     \24,821,000   \20,407,000   $      236,391
to 3.5% due in installments from 1999 to 2003
2.3% guaranteed bonds with detachable            20,000,000    20,000,000          190,476
warrants to purchase stock, due 2008
                                                 44,821,000    40,407,000          426,867
Less:  Amounts classified as current             (6,000,000)   (3,996,000)         (57,143)
portion
                                                \38,821,000   \36,411,000   $      369,724

The loans from banks and bonds are guaranteed by the Prefectural government of Saga and Mr. Watanabe and his relatives.

Each detachable warrant represents the right to purchase one share of the Company's common stock with par value of \50,000 ($476) at an exercise price of \50,000 ($476), until the expiration date of January 19, 2008. As of October 31, 1999, no warrants had been exercised.

The aggregate annual maturities of long-term debt subsequent to October 31, 1999 are summarized as follows:

                          ANNUAL MATURITIES
                                (Yen)         (U.S. dollars)
Year ending October 31,
2000                            \  6,000,000  $        57,143
2001                               6,000,000           57,143
2002                               6,000,000           57,143
2003                               5,693,000           54,219
2004                               1,128,000           10,743
Years subsequent to 2004          20,000,000          190,476
                                 \44,821,000  $       426,867


NOTE  5.  RESEARCH  AND  DEVELOPMENT  COSTS

Research and development costs are expensed in the year in which such costs are incurred. These amounted to 38,455,080 ($366,239) and 15,439,282 for the years ended October 31, 1999 and 1998, respectively.

NOTE  6.  INCOME  TAXES

Income taxes include per capita portion of inhabitants' taxes only because the Company recorded negative taxable income for the years ended October 31, 1999 and 1998. Under Japanese tax legislation, a company is levied per capita portion of inhabitants' tax by local governments which is based on the amount of share capital and number of employees located in each area.

At October 31, 1999, the Company had \56,862,666 ($541,549) of net operating loss carryforwards, which will expire as follows:

              EXPIRATION
                (Yen)      (U.S. dollars)
October 31,
2001          \44,220,775  $       421,150
2004           12,641,891          120,399
              \56,862,666  $       541,549


NOTE  7.  CONTINGENCIES  AND  COMMITMENTS

The Company leases certain personal computers, software and other devices under capital lease agreements. The Company also leases office and car parking space under operating lease agreements.

Following is a summary of future minimum payments under capital leases and operating leases that have initial or remaining noncancellable lease terms in excess of one year at October 31, 1999:

                                       CAPITALIZED    OPERATING     CAPITALIZED    OPERATING
                                         LEASES         LEASES        LEASES         LEASES
                                          (Yen)                   (U.S. dollars)
Year ending October 31,
2000                                      \ 181,800   \2,272,680  $        1,731   $   21,645
2001                                              -      742,560               -        7,072
Total minimum lease payments                181,800   \3,015,240           1,731   $   28,717
Imputed interest                             (1,894)                         (18)
Present value of minimum capital            179,906                        1,713
lease payments
Current portion                            (179,906)                      (1,713)
Long-term capital lease obligations  \            -               $            -

Assets recorded under capital leases were included in equipment and an automobile as follows:

                                       OCTOBER 31,                    OCTOBER 31,
                                           1999           1998           1999
                                          (Yen)                     (U.S. dollars)
Equipment and an automobile, at cost    \ 1,356,706   \ 2,861,706   $       12,921
Less:  Accumulated depreciation          (1,298,472)   (2,550,875)         (12,366)
Equipment and an automobile, at net   \      58,234   \   310,831   $          555

Rental expenses for office and car parking space under operating leases amounted to \2,991,045 ($28,486) and \3,419,640 for the year ended October 31, 1999 and
1998,  respectively.

Advertising expenses amounted to \1,200,000 ($11,429) for the year ended October 31, 1999 and \602,000 for the year ended October 31, 1998.

At October 31, 1999, the Company is contingently liable as to a trade note receivable discounted with a bank in the amount of \5,250,000 ($50,000) in the event that the issuer does not settle the note


NOTE  8.  FINANCIAL  INSTRUMENTS

The financial instruments which potentially subject the Company to a significant concentration of credit risk consist principally of cash investments and trade notes and accounts receivable. The Company maintains cash with various financial institutions and performs periodic evaluations of the credit status of those financial institutions, which are then considered in planning the Company's investment strategy.

The following methods and assumptions were used by the Company in estimating the fair value disclosure of its financial instruments:

Cash:
The carrying amount reported in the balance sheet for cash approximates fair value.

Trade  notes  and  accounts  receivable:
The carrying amounts reported in the balance sheet for trade notes and accounts receivable approximate fair value. The trade notes receivable are non-interest bearing and are issued with three months to maturity.

Short-term  loans:
The carrying amount reported in the balance sheet for short-term loans approximates fair value.

Long-term  debt:
The fair value of long-term debt is estimated by applying discount cash flow analyses based on the Company's current incremental borrowing rates for similar types of debt. The carrying amount of long-term debt approximates its fair value.


NOTE  9.  SUBSEQUENT  EVENTS

On February 23, 2000, CyPost Corporation acquired all issued and outstanding shares of the Company and its all potential shares issuable upon exercise of warrants to purchase stock.

On March 8, 2000, all warrants to purchase stock were exercised and the Company issued 400 shares of common stock and increased share capital by \20,000,000 ($190,476). Simultaneously the Company redeemed bonds with detachable warrants with the consideration paid by warrant holders.


NOTES  10.  PRO  FORMA  FINANCIAL  STATEMENTS

The pro forma condensed consolidated financial statements consisting of a pro forma balance sheet as at December 31, 1999 and pro forma statement of operations for the year ended December 31, 1999 ("pro forma financial statements") of CyPost Corporation (the "Company") have been prepared by management based on historical financial statements of CyPost Corporation and Playa Corporation.

The pro forma financial statements are not necessarily indicative of the actual results that would have occurred if the acquisitions had been in effect on the dates indicated and are not necessarily indicative of what actual results will be in the future.

The  pro  forma  financial  statements  give  effect to the acquisition of Playa
Corporation (a Japan company) which was completed on February 23, 2000 and has been accounted for under the purchase method of accounting. The purchase price totals $3 million, comprised of $300,000 in cash and $2.7 million in the Company's shares of common stock, and is allocated to the net assets acquired which consist of $140,000 of current assets, $30,000 of capital assets, $592,000 of current liabilities, $178,000 of long term debt, and goodwill and intangibles of $3.6 million.
Goodwill and intangibles represents the excess of the purchase price over the fair value of the net assets acquired and will be amortized on a straight line basis over its estimated useful life of three years.

The pro forma condensed consolidated statement of operations assume that the acquisition occurred on January 1, 1999 and give effect to the following pro forma adjustments:

(a) Current assets is decreased by $300,000 which reflects the cash portion of the acquisition price.

(b) Goodwill and other intangibles of $2.4 million reflects $3.6 million acquired on the purchase of Playa and $1.2 million amortization for the year.

(c) Shareholders' equity is increased by $2.7 million to reflect the shares of common stock as part of the acquisition price.

(d) Shareholders' equity is increased by $600,000 to reflect the elimination of Playa's shareholders' deficit on the date of acquisition.

Pro forma loss per share has been computed in accordance with SFAS 128 by dividing the net loss attributable to common shareholders by the weightd average number of common shares outstanding during the respective periods.

The pro forma weighted average number of common shares outstanding during the year ended December 31, 1999 assume that 785,455 shares were issued on January 1, 1999 in respect of the purchase.

Diluted loss per share is computed similarly, but also gives effect to the impact that convertible securities, such as warrants, if dilutive, would have on net loss and average common shares outstanding if converted at the beginning of the year. The effects of potential common shares such as warrants would be antidilutive in each of the periods presented in these financial statements.

PROFORMA  CONDENSED  CONSOLIDATED  BALANCE  SHEET
FOR  THE  YEAR  ENDED  DECEMBER  31,  1999

                                                 PRO FORMA                               TOTAL
                                      CYPOST       PLAYA    ADJUSTMENTS      NOTE       PRO FORMA
                                    -----------  ---------  ------------  -----------  -----------
CURRENT ASSETS                         822,286    116,898      (300,000)          (A)     639,184

PROPERTY AND EQUIPMENT,NET             599,582     31,661                                 631,243

GOODWILL AND OTHER INTANGIBLES       5,036,785          0     2,400,000           (B)   7,436,785

OTHER ASSETS                           208,924    372,050                                 580,974
                                    -----------  ---------  ------------  -----------  -----------
TOTAL ASSETS                         6,667,577    520,609     2,100,000                 9,288,186
                                    ===========  =========  ============               ===========


CURRENT LIABILITIES                 (2,724,380)  (626,595)                             (3,350,975)

LONG TERM LIABILITIES                        0   (387,286)                               (387,286)

SHAREHOLDERS EQUITY                 (3,943,197)   493,272    (2,100,000)  (B),(C),(D)  (5,549,925)
                                    -----------  ---------  ------------  -----------  -----------
TOTAL LIABILITIES AND SHAREHOLDERS  (6,667,577)  (520,609)   (2,100,000)               (9,288,186)
                                    ===========  =========  ============               ===========


PROFORMA  CONDENSED  CONSOLIDATED  STATEMENT  OF  OPERATIONS
FOR  THE  YEAR  ENDED  DECEMBER  31,  1999


                                           PRO FORMA                         TOTAL
                                CYPOST       PLAYA    ADJUSTMENTS   NOTE    PRO FORMA
                              -----------  ---------  ------------  -----  -----------
REVENUE                        1,020,000    452,000                         1,472,000

DIRECT COSTS                     563,000     46,000                           609,000
                              -----------  ---------  ------------  -----  -----------
                                 457,000    406,000             0             863,000

EXPENSES                       2,587,000    636,000     1,200,000     (B)   4,423,000

LOSS BEFORE INTEREST EXPENSE  (2,130,000)  (230,000)   (1,200,000)         (3,560,000)

INTEREST EXPENSE               2,221,000     29,000                         2,250,000
                              -----------  ---------  ------------  -----  -----------
NET LOSS                      (4,351,000)  (259,000)   (1,200,000)         (5,810,000)
                              ===========  =========  ============         ===========

LOSS PER SHARE                                                                  (0.35)